UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 28, 2019
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

FedNat Insurance Company (“FedNat”) and Monarch National Insurance Company (“Monarch National”), subsidiaries of FedNat Holding Company (the “Company”), have each entered into a Reimbursement Contract (the “Contracts”), with The State Board of Administration of Florida (“SBA”) for the 2019-2020 hurricane season. The SBA is the agency that administers the Florida Hurricane Catastrophe Fund (“FHCF”).

The Contracts will reimburse FedNat and Monarch National for covered property losses under their respective homeowners’ insurance policies resulting from hurricanes that cause damage in the State of Florida, from June 1, 2019 through May 31, 2020.

Under the Contract for FedNat, the FHCF will provide approximately $539.7 million (75% of $719.7 million) of aggregate seasonal coverage for covered losses in excess of approximately $255.1 million subject to a 25% participation by FedNat. FedNat’s premium for the FHCF reinsurance coverage will be approximately $38.7 million.

Under the Contract for Monarch National, the FHCF will provide approximately $17.4 million (75% of $23.2 million) of aggregate seasonal covered losses in excess of approximately $8.3 million subject to a 25% participation by Monarch National. Monarch National’s premium for the FHCF reinsurance coverage will be approximately $1.25 million.

The Contracts are payable in three premium installments due August 1, 2019, October 1, 2019, and December 1, 2019.  The actual attachment points, total coverages and costs may vary as FedNat and Monarch National continue to write new and renewal business and will not be finalized until December 31, 2019.

As is common practice within the insurance industry, a portion of the risks insured under policies are transferred to other companies through the purchase of reinsurance.  The Company routinely purchases reinsurance through excess of loss type treaties from both the FHCF and multiple private reinsurance carriers.  FedNat and Monarch National’s existing catastrophe reinsurance treaties with private reinsurance carriers from 2018 are in effect through June 30, 2019. For those treaties ending on June 30, 2019 the Company will be negotiating new private excess of loss type treaties in the coming months, which will afford additional coverage to FedNat and Monarch National both separately and combined, in conjunction with the coverage provided by the FHCF, and will have a term of at least one year beginning July 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: February 28, 2019	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)